UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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BOOKHAM, INC.
2584 Junction Avenue
San Jose, California 95134

Notice of Annual Meeting of Stockholders
To be held on October 23, 2007

To the stockholders of Bookham, Inc.:

The annual meeting of stockholders of Bookham, Inc., a Delaware corporation, will be held on Tuesday, October 23, 2007 at 2 p.m., local time, at the Four Seasons Hotel, 2050 University Avenue, East Palo Alto, California, for the purpose of considering and voting upon the following matters:

1. To elect two Class III directors for the ensuing three years;

2. To approve an amendment to our 2004 stock incentive plan, as amended, increasing the number of shares of common stock issuable under such plan from 9,000,000 to 19,000,000, all of which may be granted as incentive stock options, and increasing the maximum number of shares of common stock with respect to which awards other than options and stock appreciation rights may be granted under the plan from 7,000,000 to 17,000,000;

3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year; and

4. To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

We are enclosing a copy of our annual report to stockholders for the fiscal year ended June 30, 2007 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

Holders of record of our common stock at the close of business on September 10, 2007 are entitled to receive this notice and to vote at the annual meeting.

We encourage you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By order of the Board of Directors,

/s/  Peter F. Bordui
Peter F. Bordui
Chairman of the Board of Directors

September 14, 2007

Proxy Statement For the Annual Meeting of Stockholders
PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS
Terms Expiring 2007
Terms Expiring 2008
Term Expiring 2009
PROPOSAL 2 — AMENDMENT TO 2004 STOCK INCENTIVE PLAN
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
HOUSEHOLDING OF PROXY STATEMENT
OTHER MATTERS

BOOKHAM, INC.
2584 Junction Avenue
San Jose, California 95134

Proxy Statement

For the Annual Meeting of Stockholders
To be held on October 23, 2007

This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the annual meeting of stockholders to be held on Tuesday, October 23, 2007 at 2 p.m., local time, at the Four Seasons Hotel, 2050 University Avenue, East Palo Alto, California, including any postponements or adjournments thereof.

The notice of the annual meeting, this proxy statement, our annual report to stockholders for the fiscal year ended June 30, 2007, which we sometimes refer to as “fiscal 2007,” and the enclosed proxy are first being mailed to stockholders on or about September 19, 2007.

Voting of Proxies

All shares held by stockholders who are entitled to vote and who are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not specify how the proxy is to be voted with respect to a particular matter, the shares will be voted “FOR” approval of the matter.

A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

•	file with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote; or

•	attend the annual meeting and vote in person. Attendance at the annual meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary.

Stockholders Entitled to Vote

Our board of directors has fixed September 10, 2007 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On September 10, 2007, there were 83,745,227 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.

Votes Required

The holders of at least a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the annual meeting, the shares cannot be voted by the broker, although they will be counted in determining whether a quorum is present. Accordingly, broker non-votes and abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of votes cast or shares voting on that matter.

The affirmative vote of the holders of shares representing at least a plurality of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required for the election of the Class III directors. The affirmative vote of the holders of a majority of the shares present or represented and voting on the matter at the annual meeting is required to approve the amendment to our 2004 stock incentive plan, as amended, and to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of our common stock beneficially owned as of August 31, 2007 by each entity or person who is known to us to own 5% or more of our common stock, each director, each executive officer listed in the Summary Compensation Table below, and all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options to purchase shares of common stock that are exercisable within 60 days of August 31, 2007 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 83,745,227 shares of common stock outstanding as of August 31, 2007.

The address of each of our executive officers and directors is c/o Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134.

			Options
			Included in Shares
	Shares Beneficially Owned		Beneficially Owned
Name of Beneficial Owner	Number	Percent	Number

5% Stockholders
GLG Partners LP(1) 1 Curzon Street London W1J 5HB England	6,071,037	7.2%	—
Tennenbaum Capital Partners, LLC(2) 2951 28th Street, Suite 1000 Santa Monica, California 90405	4,240,200	5.1%	—
Granahan Investment Management, Inc.(3) 275 Wyman Street, Suite 270 Waltham, MA 02154	4,183,550	5.0%	—
FMR Corp.(4) 82 Devonshire Street Boston, Massachusetts 02109	4,183,116	5.0%	—
Executive Officers and Directors
Stephen Abely	441,186	*	119,792
Giorgio Anania(5)	267,091	*	—
Alain Couder(6)	—	*	—
Jim Haynes	203,950	*	68,792
Adrian Meldrum	130,268	*	43,709
Stephen Turley	110,227	*	23,958
Peter Bordui	46,150	*	26,150
Joseph Cook	47,783	*	27,783
Lori Holland	88,664	*	68,664
W. Arthur Porter	79,743	*	59,743
David Simpson(7)	101,591	*	71,591
All executive officers and directors as a group (10 persons)	1,249,562	1.5%	510,182

*	Represents beneficial ownership of less than 1%.

(1)	Includes warrants to purchase 450,000 shares of common stock. The information is based on an Amendment No. 1 to Schedule 13G filed with the Securities Exchange Commission, or the SEC, on January 17, 2007 by (i) GLG Partners, LP (the “Investment Manager”), with respect to the shares held by certain funds to which the Investment Manager serves as investment manager (collectively, the “GLG Funds”), (ii) GLG Partners Limited (the “General Partner”), which serves as the general partner of the Investment Manager, with respect to the shares held by each of the GLG Funds, and (iii) each of Mr. Noam Gottesman, Mr. Pierre Lagrange and Mr. Emmanuel Roman with respect to the shares held by each of the GLG Funds, all of which share voting and dispositive power over the shares. Mr. Gottesman, Mr. Lagrange and Mr. Roman are collectively referred to as the “Reporting Individuals.” The Investment Manager, which serves as the investment manager to each of the GLG Funds, may be deemed to be the beneficial owner of all shares owned by the GLG Funds. The General Partner, as general partner to the Investment Manager, may be deemed to be the beneficial owner of all shares owned by the GLG Funds. Each of the Reporting Individuals, as a Managing Director of the General Partner with the power to exercise investment discretion, may be deemed to be the beneficial owner of all shares owned by the GLG Funds. Each of the Investment Manager, the General Partner, and the Reporting Individuals disclaim any beneficial ownership of any such shares, except for their pecuniary interest therein.

(2)	The information is based on a Schedule 13G filed with the SEC on May 25, 2007 by Tennenbaum Capital Partners, LLC, Tennenbaum & Co., LLC and Mr. Michael E. Tennenbaum, who share voting and dispositive power over the shares. Tennenbaum Multi-Strategy Master Fund has the right to receive and the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares.

(3)	The information is based on a Schedule 13G filed with the SEC on April 2, 2007 by Granahan Investment Management, Inc. Granahan Investment Management, Inc. has sole dispositive power over all of these shares and sole voting power over 540,400 of these shares.

(4)	This information is based on an Amendment No. 2 to Schedule 13G filed with the SEC on April 10, 2007 by FMR Corp. and Edward C. Johnson 3d. Fidelity Management & Research Company is the beneficial owner of 4,183,116 shares as a result of acting as an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR Corp. each has sole power to dispose of these shares. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by such funds, which power resides with the funds’ Board of Trustees. The interest of one investment company, Fidelity Small Cap Independence, an investment company registered under the Investment Company Act of 1940, in our common stock amounted to 3,533,716 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares.

(5)	Dr. Anania served as a director and as our President and Chief Executive Officer until February 2007.

(6)	Mr. Couder became our President and Chief Executive Officer and a director in August 2007.

(7)	Of these shares, 10,000 are jointly owned by Dr. Simpson’s spouse.

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS

We have three classes of directors, currently consisting of two Class I directors, two Class II directors and two Class III directors. The class I, class II and class III directors serve until the annual meeting of stockholders to be held in 2008, 2009 and 2007, respectively, or until their respective successors are elected and qualified. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Peter Bordui and David Simpson are currently serving as Class III directors. If Dr. Bordui and Dr. Simpson are elected this year, they will be elected to serve as members of our board of directors until the 2010 annual meeting of stockholders, or until their successors are elected and qualified.

The persons named in the enclosed proxy will vote to re-elect Dr. Bordui and Dr. Simpson as Class III directors unless the proxy is marked otherwise. Both Dr. Bordui and Dr. Simpson have indicated their willingness to serve on our board of directors, if elected; however, if either of them should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that either Dr. Bordui or Dr. Simpson would be unable to serve if elected.

For each member of our board of directors there follows information given by each concerning his or her principal occupation and business experience for at least the past five years, the names of other public reporting companies of which he or she serves as a director and his or her age and length of service as one of our directors. There are no family relationships among any of our directors and executive officers. Dr. Bordui was selected by New Focus to join our board of directors pursuant to the terms of our agreement and plan of merger with New Focus.

Terms Expiring 2007

Peter F. Bordui, 47, has served as a director since September 2004 and as chairman of the board of directors since February 2005. From February 2007 to August 2007, Dr. Bordui served as our interim President and Chief Executive Officer. Dr. Bordui served as a director of Bookham Technology plc from March 2004 until September 2004. Dr. Bordui served on the board of directors of New Focus from December 2001 to March 2004. Dr. Bordui previously held positions of Vice President and General Manager within both JDSU, Inc. and Siemens Corporation. Dr. Bordui also serves as Director of Polytech Ventures, a Swiss-based investment fund. Dr. Bordui holds a BS, MS and PhD in Materials Science and Engineering from the Massachusetts Institute of Technology.

David Simpson, 80, has served as a director since September 2004. Professor Simpson served as a director of Bookham Technology plc from March 1995 to June 2004. Professor Simpson served as the vice chairman of Bookham Technology plc’s board of directors from August 2000 to June 2004 and, before assuming that position, served as the chairman of the board of directors of Bookham Technology plc. In 1992, the Queen of England awarded Professor Simpson the CBE for services to the electronics industry. Professor Simpson currently serves as chairman of Simpson Research Ltd., a private consulting company, and as a director of several privately-held companies, including EnvironCom Ltd., a recycling company, Conjunct Ltd., a chip design company, MIMIV Ltd., a display company, Cardiodigital Ltd., a medical devices company, Cardiodigital Inc., a medical systems company, Freelight Ltd, a polymer display company and Elvingston Farm Produce Ltd., a food company. Professor Simpson has received honorary doctorates in Science and Technology from Heriot Watt, Abertay and Napier Universities in Scotland and he is a Fellow of the Royal Society of Edinburgh.

Terms Expiring 2008

Joseph Cook, 55, has served as a director since September 2004. Mr. Cook served as a director of Bookham Technology plc from February 2002 until September 2004. Mr. Cook is Vice President of Engineering at Verizon and has served in that position since the merger with MCI in January 2006. He previously served in a similar role at MCI beginning in 1999. Mr. Cook is a member of the advisory boards of the University of Texas at Dallas and Oklahoma State University. Mr. Cook holds a BA and a Masters in Business Administration from Dallas Baptist University in Texas and an Associates degree in engineering from Prince George’s Community College in Maryland. Mr. Cook holds a patent for narrowband optical DWDM devices.

W. Arthur Porter, 66, has served as a director since September 2004. Dr. Porter served as a director of Bookham Technology plc from February 1998 until September 2004. Since July 2007, Dr. Porter is Professor Emeritus at the University of Oklahoma. Prior to his retirement he served as University Vice President for Technology Development, Regents’ Chair and University Professor. From July 1998 to June 2005 Dr. Porter was Dean of the College of Engineering at the University of Oklahoma. Dr. Porter serves as a director of Electro Scientific Industries (ESI), Stewart Information Services Corporation and Southwest Nano Technologies, Inc. He has a PhD in Interdisciplinary Engineering from Texas A&M University, is a fellow of the Institute of Electrical and Electronics Engineers, and a recipient of its Centennial Medal for extraordinary achievement.

Term Expiring 2009

Alain Couder, 61, has served as a director and our President and Chief Executive Officer since August 2007. Prior to joining Bookham, Mr. Couder was the President and CEO of Solid Information Technology Inc., a supplier of database solutions, from March 2005 to August 2007. From May 2004 to February 2005, Mr. Couder was a Venture Advisor to Sofinnova Ventures, Inc., a venture capital company. From April 2003 to March 2004, Mr. Couder was the President and CEO of Confluent Software, Inc., a software company. From August 2002 to March 2003, Mr. Couder was President and CEO of IP Dynamics, Inc., a software company. Mr. Couder served as Chief Operating Officer of Agilent Technologies, Inc., from February 2000 to May 2002. Earlier in his career, Mr. Couder has worked for Packard-Bell NEC, Groupe Bull, Hewlett Packard and IBM. Mr. Couder has been a director at Sanmina — SCI since February 2007. He was also a director of Acterna, now part of JDSU and a director with several private companies. Mr. Couder holds a Master’s degree in electrical engineering from the Ecole Superieure d’Electricite in Paris.

Lori Holland, 49, has served as a director since September 2004. Ms. Holland served as a director of Bookham Technology plc from April 1999 until September 2004. Ms. Holland has served as a consultant to various technology startups since January 2001. From November 1999 until December 2000, Ms. Holland was the Chief Financial Officer of Zaffire, Inc., a telecommunication company in California. Ms. Holland serves as a director and audit committee member of Credence Systems Corporation, a test equipment supplier to the semiconductor industry, based in Silicon Valley. Ms. Holland received a BS in Economics from California Polytechnic University.

Non-Director Executive Officers

Stephen Abely, 50, has served as our Chief Financial Officer since September 2004. Mr. Abely served as Chief Financial Officer of Bookham Technology plc from October 2001 to September 2004. From August 2000 until August 2001, Mr. Abely was the Chief Financial Officer of Arescom Technology, a private broadband access equipment provider based in California. Mr. Abely was an independent consultant from May 1999 to August 2000, during which time he served as interim Chief Financial Officer for two privately-held companies. Mr. Abely holds a BS in Business Administration from Northeastern University in Boston.

James Haynes, 45, has served as Chief Operating Officer since March 2005 and as acting Chief Technology Officer since June 2005. From August 2004 to March 2005, Mr. Haynes was the Officer VP, U.K. Operations, of Bookham Technology plc. From June 2003 to August 2004, Mr. Haynes served as VP Operations and Site Leader, Caswell for Bookham, Inc. From December 2000 to June 2003, Mr. Haynes served as Chief Operating Officer of Agility Communications, Inc., a tunable laser company. From 1998 to December 2000, Mr. Haynes served as Director of Technology of Nortel Networks Corporation.

Adrian Meldrum, 37, has served as our Vice President, Sales and Marketing since July 2005. From November 2004 to July 2005, Mr. Meldrum served as our Vice President, Communication Sales. Mr. Meldrum previously served as Vice President, Business Development and held various positions in business development and product management roles after joining Bookham in 2001. From 2000 to 2001, Mr. Meldrum served as Product Line Manager for JDS Uniphase Corp., a manufacturer of fiber optic products, in the United Kingdom and joined JDS Uniphase Corp. through its acquisition of SDL in 2000. Mr. Meldrum holds a BSc in Physics from Manchester Metropolitan University.

Stephen Turley, 53, has served as our Chief Commercial Officer since September 2004. Dr. Turley joined us as Chief Commercial Officer of Bookham Technology plc in October 2001. From June 2000 to September 2001, he was Vice President, Strategic Partnerships, with Nortel Networks’ High Performance Optical Component Solutions group. Dr. Turley has a BA in Physics from Oxford University and a PhD in Semiconductor Laser Physics from Sheffield University.

Director Compensation

We reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any meetings of its committees. Each non-employee director receives an annual retainer of $20,000, an additional $3,000 for each in-person meeting of our board of directors and $500 for each teleconference of our board of directors or committee of our board of directors the director attends. The chairman of our board of directors receives an annual retainer of $80,000. In addition, the chairman of our audit committee receives an annual fee of $36,000, the chairman of our compensation committee receives an annual fee of $16,000 and the chairman of our nominating and corporate governance committee receives an annual fee of $16,000. Each member of the compensation committee and each member of the nominating and corporate governance committee receives an annual fee of $4,000 for serving on such committee and each member of the audit committee receives an annual fee of $8,000 for serving on such committee. Each year at our annual meeting of stockholders, each non-employee director is automatically granted a nonstatutory stock option to acquire 10,000 shares of our common stock and an award of restricted stock or restricted stock units for 10,000 shares of our common stock under our 2004 stock incentive plan, provided that the director is serving as a director both immediately before and immediately after the annual meeting. The options vest immediately and the restricted stock vests as to 50% after one year and 100% after two years, provided that the director is serving as a director on the applicable vesting date. The shares of restricted stock or restricted stock units vest in full upon a consummation of a change in control of Bookham, provided that the director serves as a director until such date. In our discretion, we may grant additional equity awards to our non-employee directors under our 2004 stock incentive plan.

We have a director’s fee agreement with Ms. Holland, which became effective on August 1, 2002 and which provides for an annual payment to Ms. Holland of $40,000 for service as our audit committee financial expert. The agreement does not provide for any benefits if Ms. Holland ceases to be a director.

The following table sets forth information concerning the compensation of our directors for fiscal 2007.

2007 Director Compensation

	Fees Earned or Paid	Stock		Option
Name(1)	in Cash ($)	Awards ($)(2)		Awards ($)(2)		Total ($)

Joe Cook	$71,267	$34,948	(3)	$20,871	(4)	$127,086
Lori Holland	$99,850	$34,948	(3)	$20,871	(4)	$155,669
W. Arthur Porter	$57,167	$34,948	(3)	$20,871	(4)	$112,986
David Simpson	$65,883	$34,948	(3)	$20,871	(4)	$121,702

(1)	The 2007 compensation information for Dr. Anania and Dr. Bordui is included in the Summary Compensation Table.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007, in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, or SFAS 123R, of equity awards under our equity plans, including equity awards granted in and prior to fiscal 2007. There can be no assurance that the SFAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 1 to our audited financial statements for fiscal 2007, included in our annual report on Form 10-K for fiscal 2007 filed on August 31, 2007. The options vest as to 100% of the shares subject to the option on the date of grant. Each option has a term of 10 years, and generally expires after the recipient ceases to be a director. The restricted stock vests as to 50% after one year and 100% after two years, provided that the director is serving as a director on the applicable vesting date.

(3)	Consists of the grant date fair value of $10,465 of the restricted stock award granted on November 1, 2006 and the grant date fair value of $24,483 of the restricted stock award granted on November 11, 2005.

(4)	Consists of the grant date fair value of $20,871 of the stock option award granted on November 1, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from reporting persons that no Form 5 filing was required for such persons, we believe that, during fiscal 2007, other than one late Form 4 filing by each of Drs. Bordui, Porter and Simpson, Ms. Holland and Mr. Cook reporting the automatic grant of 10,000 options and 10,000 shares of restricted stock to each such person in November 2006, all filings required to be made by our reporting persons were timely made in accordance with the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

Executive Compensation

Compensation Discussion and Analysis

Overview

Our executive compensation program is designed to recognize our executives’ contributions to our business and provide incentives for them to deliver performance that meets our objectives. The elements of this executive compensation are ultimately determined by the compensation committee of our board of directors.

During fiscal 2007, our senior management, especially the Chief Executive Officer and the Vice President of Human Resources, assisted the compensation committee in determining the compensation of our executives. Senior management made recommendations to the compensation committee regarding proposed compensation arrangements and participated in compensation committee meetings. However, the ultimate decisions regarding compensation arrangements were made by the compensation committee, which did not accept management recommendations in all instances and held discussions at certain meetings without management participation.

Objectives and Philosophy of Our Executive Compensation Program

We believe that the compensation of our executives should be designed to attract and retain key employees, motivate them to achieve our company goals and reward them for superior performance. In this way, we believe that the interests of our executives are aligned with those of the Bookham stockholders.

We believe that the compensation of our executives should motivate management as a team as well as individually. Therefore, certain performance objectives relate to our overall performance, such as the achievement of key company-wide operating objectives, including growth of sales, operating earnings, cash flow, earnings per share and long-term competitiveness, factors that we believe ultimately and positively affect the market price for our stock.

We believe that the performance of the executive team in managing our company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining the overall compensation of each of our executives. We also believe that executive compensation should not necessarily be based on the short-term performance of our stock, whether favorable or unfavorable, but rather on the long term performance of our stock, which we believe reflects our operating performance and, ultimately, the effectiveness of our executive team in managing our company.

Consistent with these philosophies, the following core principles provide a framework for our executive compensation program:

•	attract, retain and motivate the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies and business objectives;

•	promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align executives’ incentives with the creation of stockholder value.

Because our executives are geographically dispersed, executive compensation decisions are influenced by the geographical regions in which we compete for executive talent.

A portion of our executive compensation consists of stock options and restricted stock grants that vest either over time or upon the achievement of defined performance criteria. We believe such forms of equity compensation help to retain our executives and align their interests with those of our stockholders by allowing the executives to participate in the long-term success of our company as reflected in stock price appreciation. The compensation committee has delegated to our stock option committee, which currently consists of our chief executive officer, the authority to make grants under our 2004 stock incentive plan to certain employees, other than our executive officers. The stock option committee’s authority to make grants is subject to limitations, including that it is not authorized to grant options to any of its members, to any other executive officer or to any person that the board or the compensation committee may from time to time designate in writing, to grant in the aggregate options with respect to more than 1,000,000 shares of our common stock or to grant to any person, in any calendar year, options with respect to more than 25,000 shares of our common stock.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation.

As part of its process of making compensation decisions, the compensation committee surveys the executive compensation paid by appropriately sized peer groups of publicly traded companies in the telecommunications industry. This activity involves collecting publicly available compensation data of companies in our peer group as well as procuring relevant surveys from leading consultants in the executive compensation field.

In fiscal 2007, the compensation committee reviewed the Compensation & Benefit Survey provided by Radford Surveys and Consulting, a division of AON Consulting, Inc., which provides compensation data for similarly-sized companies in the optic-telecommunications industry. We believe that the compensation practices identified in this survey provide appropriate compensation benchmarks because the referenced companies have similar organizational structures and tend to compete with us for executives and other employees. For benchmarking executive compensation, the compensation committee reviewed the compensation data from the complete group of companies contained in the survey, as well as a subset of the data from those companies that have a similar number of employees as our company. For fiscal 2007, the subset consisted of Avanex Corporation, Finisar Corporation, Coherent, Inc., Newport Corporation, JDS Uniphase Corporation, Optium Corporation and Opnext, Inc. for United States executive compensation and ARM Holdings plc, Spirent Communications plc, Filtronic plc, Renishaw plc and Dialight plc for United Kingdom executive compensation.

The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. In addition to the Radford Surveys, during fiscal 2007, the compensation committee retained the services of executive recruitment specialists Korn/Ferry International to assist in our search for a chief executive officer and to provide market specific information regarding the appropriate ranges of total CEO compensation.

With this variety of information, the compensation committee aims to provide our executives with short-term cash compensation at or greater than the median of the comparator group of companies. This general target is a guideline and may be varied in practice depending on a variety of factors such as geography, market, experience level, individual performance, prior employment compensation, seniority, scope of responsibilities, availability of similar talent, strength of succession plans and the individual’s short-term to long-term compensation ratio, all of which were considered by the compensation committee in determining executive compensation for fiscal 2007.

Components of Our Executive Compensation Program

During fiscal 2007, the primary elements of Bookham’s executive compensation program were:

•	base salary; and

•	stock option and restricted stock awards.

Other components of compensation consisted of severance and change of control benefits as well as benefits and other compensation made available to all Bookham employees, including various geographically specific benefit plans made available to Bookham’s employees in such locations. Historically, quarterly cash incentive cash bonuses have been a component of executive compensation under our quarterly cash incentive bonus plan for our executives, although the plan was suspended during fiscal 2007.

Base Salary

Bookham pays each of its executives a base salary in cash on either a bi-weekly or monthly basis. Base salary is used to recognize the experience, skills, knowledge and responsibilities of our executives and is an important element in retaining these individuals. Generally, we believe that executive base salaries should be targeted at or greater than the median of salaries for executives in similar positions at comparable companies.

Base salaries are reviewed at least annually by our compensation committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Taking into account these factors and overall company performance and financial position, the compensation committee did not make any material adjustments to salaries between fiscal 2006 and fiscal 2007. However, the base salaries of our senior management team were reduced by 10% for the period of February 1, 2007 through September 30, 2007 in conjunction with our implementation of cost cutting measures introduced in February 2007.

Stock Option and Restricted Stock Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants provides an incentive to our executives to remain in our employ during the vesting period and, where provided, to reach performance-based targets. In determining the size of equity grants to our executives, including for fiscal 2007, our compensation committee considers comparative share ownership of executives in our compensation peer group, Radford surveys, our company-level performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards and the recommendations of management.

Our equity awards have historically taken the form of stock options. However, the compensation committee has begun to include restricted stock as a component of executive compensation. We believe that the retentive effect of restricted stock is better than stock options because of its inherent value and therefore fewer shares of restricted stock are required compared to stock options for the same incentive effect thereby reducing shareholder dilution. The compensation committee reviews all components of the executive’s compensation when determining equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. All grants of options and restricted stock to our executives are made by the compensation committee. In fiscal 2007, the compensation committee granted our executives a combination of time-based options and performance-based restricted stock. The time-based options vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and 1/48 of the shares subject to the option monthly thereafter over the remaining 36 months. The performance-based restricted stock vests upon our achievement of positive adjusted EBITDA in a fiscal quarter. The compensation committee did not make any material adjustments to the levels of equity compensation between fiscal 2006 and fiscal 2007. We do not have a formal policy regarding annual equity compensation.

The exercise price of all stock options was set at the closing price of our common stock on the NASDAQ Global Market on the date of grant.

Quarterly Cash Incentive Bonus

We have a quarterly cash incentive bonus plan for our executives.

The quarterly cash incentive bonuses are intended to reward the achievement of company strategic, operational and financial goals and individual performance objectives. Amounts payable under the quarterly cash incentive bonus plan are calculated as a percentage of the applicable executive’s base salary up to a maximum of 50% of their base salary, except in the case of Mr. Couder, where it is a maximum of 100% of base salary. The corporate targets and the individual objectives are given roughly equal weight in the bonus analysis. The corporate targets generally relate to revenue, adjusted EBITDA and net income, as evaluated on an annual basis. Individual objectives are necessarily tied to the particular area of expertise of the employee and his performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort. The compensation committee has previously worked with the chief executive officer to develop corporate and individual goals that it believes can be achieved reasonably with hard work, coordinated effort and reasonable external market conditions over the next year. During fiscal 2007, the quarterly cash incentive bonus plan was suspended, resulting in no payouts to executive officers during fiscal 2007.

Mr. Meldrum participates in a quarterly sales incentive plan under which we made payments during fiscal 2007 and which is based on the achievement of quarterly sales targets. This plan consists of two elements: (i) the achievement of quarterly sales targets which are based on our corporate revenue forecasts; and (ii) individual objectives. These two elements are weighted 60% for sales revenues and 40% for objectives. The revenue and individual objective targets are established by the chief executive officer every quarter. During the last half of fiscal 2007, however, as agreed by Mr. Meldrum and the chief executive officer, Mr. Meldrum’s incentive payment was tied to the average performance against the sales incentive plan of sales personnel who report to Mr. Meldrum. Such individuals receive incentive compensation under the plan when they achieve either 75% of their individual revenue forecast or 50% of their revenue target.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and medical insurance, life and disability insurance and a 401(k) plan or, for executives and employees residing outside the U.S., a similar retirement plan. All executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees depending on their geographic location. We provide car and/or commuting allowances to a number of our executives, including Steve Abely, Steve Turley, Adrian Meldrum and Jim Haynes.

Severance and Change-of-Control Benefits

Pursuant to employment and notice agreements we have entered into with our executives, our executives are entitled to certain benefits in the event of the termination of their employment under specified circumstances. In addition, under our 2004 stock incentive plan, our executives are entitled to accelerated vesting of certain equity issued under the plan upon a change in control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Employment, Change of Control and Severance Arrangements” below.

We believe providing these benefits helps us compete for and retain executive talent. After reviewing the practices of companies represented in our compensation peer group, we believe that our severance and change of control benefits are generally in line with, if not below, the median of severance packages offered to executives by companies in our peer group.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

SFAS 123R requires us to recognize in our statement of operations all share-based payments to employees, including grants of stock options and restricted stock to executives, based on their fair values. In structuring our executive compensation, including the performance-based portion of our executive compensation, we consider the financial accounting implications of the related expenses. The application of SFAS 123R involves significant amounts of judgment in the determination of inputs into the Black-Scholes-Merton valuation model which we use to determine the fair value of share-based awards. These inputs are based upon highly subjective assumptions as to the volatility of the underlying stock, risk free interest rates and the expected life of the options. Judgment is also required in estimating the number of share-based awards that are expected to be forfeited. As required under the accounting rules, we review our valuation assumptions at each grant date, and, as a result, our valuation assumptions used to value stock-based awards granted in future periods may vary from the valuation assumptions we have used previously. For performance based grants we also must apply judgment in determining the periods when, and if, the related performance targets become probable of being met.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Bookham’s management. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the compensation committee of the board of directors of Bookham, Inc.

Joseph Cook
W. Arthur Porter

Summary Compensation

The following table sets forth certain information concerning the compensation for fiscal 2007 for the individuals who served as our principal executive officer and our principal financial officer during fiscal 2007 and each of our three other most highly compensated executive officers who received annual compensation in excess of $100,000 during fiscal 2007, collectively, the “named executive officers.”

Summary Compensation Table

										Non-Equity
						Stock		Option		Incentive Plan	All Other
Name and Principal		Salary		Bonus		Awards		Awards		Compensation	Compensation		Total
Position	Year(1)	($)		($)(3)		($)(2)		($)(2)		($)(3)	($)		($)

Giorgio Anania, President and Chief Executive Officer(4)	2007	$329,041	(5)	—		$775,317		$393,695		—	$866,563	(5)(6)	$2,364,616
Peter F. Bordui(7), interim President and Chief Executive Officer	2007	$284,523	(8)	—		$34,948	(9)	$20,871	(10)	—	—		$340,342
Steve Abely, Chief Financial Officer	2007	$326,661		—		$153,760		$194,394		—	$21,840	(11)	$696,655
Jim Haynes, Chief Operating Officer and Acting Chief Technology Officer	2007	$317,226	(5)	—		$77,006		$188,002		—	$48,428	(5)(12)	$630,662
Adrian Meldrum, Vice President, Sales and Marketing	2007	$245,889	(5)	$91,239	(3)(5)	$43,230		$108,937		—	$42,009	(5)(13)	$531,304
Steve Turley, Chief Commercial Officer	2007	$318,782	(5)	—		$102,517		$39,201		—	$62,432	(5)(14)	$522,932

(1)	The fiscal year in this column refers to the fiscal year ended June 30, 2007.

(2)	The amounts in this column reflect the dollar amount computed for financial statement reporting purposes for fiscal 2007, in accordance with SFAS 123R, of equity awards granted under our equity plans, including equity awards granted in and prior to fiscal 2007. There can be no assurance that the SFAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 1 to our audited financial statements for fiscal 2007, included in our annual report on Form 10-K for fiscal 2007. The options, other than options granted to Dr. Bordui, vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and 1/48 of the shares subject to the option monthly thereafter over the remaining 36 months. Each option, other than options granted to Dr. Bordui, has a term of ten years, and generally expires shortly following the termination of the executive’s employment. The restricted stock and restricted stock units vest either (i) in full upon our achievement of positive adjusted EBITDA or (ii) one-half as to 25% on the one-year anniversary of the grant date and an additional 2.083% at the end of each month following the first anniversary of the grant date until the fourth anniversary of the grant date and one-half as to 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than zero for two successive quarters and 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than 8% of revenues for two successive quarters. In addition, as described below under “Employment Agreements and Potential Termination Payments”, the vesting of these awards may be accelerated following employment termination or a change of control under certain circumstances.

The options granted to Dr. Bordui are immediately vested, have a term of ten years and expire after Dr. Bordui ceases to be a director.

(3)	Consists of payments in connection with a quarterly sales incentive plan.

(4)	Dr. Anania served as our President and Chief Executive Officer until February 13, 2007.

(5)	Converted from British Pounds Sterling to U.S. Dollars using the noon buying rate of exchange on September 7, 2007 of $2.0283 U.S. Dollars per British Pound Sterling.

(6)	Consists of $25,735 car allowance, $12,271 accommodation costs, $4,158 professional fees and subscriptions, $19,052 travel allowance, $14,596 health care costs, $29,613 pension contribution and $866,563 separation payments consisting of $535,471 pay in lieu of notice, $69,611 accrued vacation and $133,868 as compensation for loss of employment.

(7)	Dr. Bordui served as our interim President and Chief Executive Officer from February 13, 2007 through August 13, 2007.

(8)	This amount consists of Dr. Bordui’s director compensation of $93,917 fees paid in cash received for service as our director from July 2, 2006 through February 13, 2007 and employee compensation of $190,606 received for service as our interim President and Chief Executive Officer from February 13, 2007 to June 30, 2007.

(9)	Consists of the grant date fair value of $10,465 of the restricted stock award granted on November 1, 2006 and the grant date fair value of $24,483 of the restricted stock award granted on November 11, 2005. These shares vest as to 50% of the shares on the one-year anniversary of the grant date and as to 50% of the shares on the second-year anniversary. These grants were made to Dr. Bordui as part of his director compensation.

(10)	Consists of the grant date fair value of $20,871 of the stock option award granted on November 1, 2006. These shares are vested 100% on the grant date. This grant was made to Dr. Bordui as part of his director compensation on November 1, 2006.

(11)	This amount represents Mr. Abely’s car allowance.

(12)	Consists of $18,255 car allowance, $28,550 pension contribution and $1,623 private medical allowance.

(13)	Consists of $18,255 car allowance, $22,131 pension contribution and $1,623 private medical allowance.

(14)	Consists of $24,340 car allowance, $7,779 fuel allowance, $28,690 pension contribution and $1,623 private medical allowance.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to a named executive officer during fiscal 2007 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

2007 Grants of Plan-Based Awards

								All Other
						All Other		Option
						Stock		Awards:		Exercise or
						Awards:		Number of		Base
		Estimated Future Payouts Under Equity Incentive Plan Awards				Number of		Securities		Price of	Grant Date Fair
		Threshold	Target		Maximum	Shares or		Underlying		Option	Value of Stock and
Name	Grant Date	(#)	(#)		(#)	Units		Options		Awards ($/Sh)	Options Awards(3)

Giorgio Anania	—	—	—		—	—		—		—	—
Peter F. Bordui	11/01/2006	—	—		—	10,000	(1)	10,000	(2)	$3.17	$52,571
Steve Abely	06/12/2007	—	25,000	(4)	—	—		25,000	(5)	$2.01	$82,968
Jim Haynes	06/12/2007	—	25,000	(4)	—	—		25,000	(5)	$2.01	$82,968
Adrian Meldrum	06/12/2007	—	25,000	(4)	—	—		25,000	(5)	$2.01	$82,968
Steve Turley	06/12/2007	—	25,000	(4)	—	—		25,000	(5)	$2.01	$82,968

(1)	The amounts reported in this column are computed in accordance with SFAS 123R.

(2)	These shares vest as to 50% of the shares on the one-year anniversary of the grant date and as to 50% of the shares on the second-year anniversary. This grant was made to Dr. Bordui as part of his director compensation on November 1, 2006.

(3)	These shares are vested 100% on the grant date. This grant was made to Dr. Bordui as part of his director compensation on November 1, 2006.

(4)	These shares vest upon our achievement of positive adjusted EBITDA in any fiscal quarter.

(5)	These options vest as to 25% of the shares on the first anniversary of the date of grant and 1/48 of the shares monthly thereafter over the remaining 36 months. In addition, as described below under “Employment, Change of Control and Severance Arrangements,” the vesting of these shares may be accelerated following employment termination or a change of control under certain circumstances.

Equity Awards and Holdings

The following table sets forth information concerning share options that have not been exercised, unvested restricted stock and equity incentive plan awards for each of the named executive officers as of June 30, 2007.

2007 Outstanding Equity Awards at Fiscal Year-End

							Stock Awards
	Option Awards								Market
	Number of		Number of				Number of		Value of
	Securities		Securities				Shares or		Shares or
	Underlying		Underlying				Units of		Units of
	Unexercised		Unexercised	Option		Option	Stock That		Stock That
	Options		Options	Exercise		Expiration	Have Not		Have Not
Name	(#) Exercisable		(#) Unexercisable	Price ($)		Date	Vested		Vested(1)

Giorgio Anania	—		—	—		—	—		—
Peter F. Bordui	6,150	(2)	—	$10.444		06/02/2014	5,000	(9)	$11,250
	10,000	(2)	—	$4.91		11/11/2015	10,000	(9)	$22,500
	10,000	(2)	—	$3.17		11/01/2016
Steve Abely	98,958	(3)	151,042	$4.91		11/11/2015	200,521	(7)	$451,172
	—	(3)	25,000	$2.01		06/12/2017	25,000	(8)	$56,250
Jim Haynes	3,500	(4)	3,500	$6.73		09/22/2014	100,260	(7)	$225,585
	49,479	(3)	75,521	$4.91		11/11/2015	25,000	(8)	$56,250
	4,813	(3)	2,187	$6.73		09/22/2014
	—	(3)	25,000	$2.01		06/12/2017
	14,375	(1)	625	$16.23	(5)	08/07/2013
	3,750	(3)	1,250	$11.87	(5)	06/02/2014
	7,031	(3)	469	$27.43	(5)	09/25/2013
Adrian Meldrum	4,000	(4)	4,000	$6.73		09/22/2014	56,146	(7)	$126,329
	5,500	(3)	2,500	$6.73		09/22/2014	25,000	(8)	$56,250
	27,708	(3)	42,292	$4.91		11/11/2015
	—	(3)	25,000	$2.01		06/12/2017
	2,000	(6)	—	$22.92	(5)	11/02/2011
	7,500	(3)	2,500	$11.87	(5)	06/02/2014
	500	(3)	—	$15.82	(5)	11/14/2012
	1,500	(3)	—	$15.82	(5)	11/14/2012
	4,687	(3)	313	$27.43	(5)	09/25/2013
Steve Turley	19,792	(3)	30,208	$4.91		11/11/2015	40,104	(7)	$90,234
	—	(3)	25,000	$2.01		06/12/2017	25,000	(8)	$56,250

(1)	Calculated by multiplying the number of unvested shares by $2.25, the closing price per share of our common stock on the NASDAQ Global Market on June 29, 2007.

(2)	The total option award (which is the sum of exercisable, unexercisable and exercised) is fully vested on the date of grant.

(3)	The total option award (which is the sum of exercisable, unexercisable and exercised) vests 25% on the first anniversary of the grant date, then 1/48th per month thereafter over the remaining 36 months.

(4)	The total option award (which is the sum of exercisable, unexercisable and exercised) vests 50% upon Bookham achieving profitability and the remaining 50% vests upon Bookham achieving cash break-even. On September 22, 2009, all of the unvested option vests in full.

(5)	Converted from British Pounds Sterling to U.S. Dollars using the noon buying rate of exchange on September 7, 2007 of $2.0283 U.S. Dollars per British Pound Sterling.

(6)	The total option award (which is the sum of exercisable, unexercisable and exercised) vests one-third 18 months after the date of grant, one-third vests 30 months after the date of grant and the remaining third vests 42 months after the date of grant.

(7)	One-half of these shares of restricted stock vest as to 25% on the one-year anniversary of the grant date and an additional 2.083% at the end of each month following the first anniversary of the grant date until the fourth anniversary of the grant date. The remaining shares of restricted stock or restricted stock units underlying the awards vest as to 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than zero for two successive quarters and 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than 8% of revenues for two successive quarters.

(8)	These shares vest upon our achievement of positive adjusted EBITDA in any fiscal quarter.

(9)	The restricted stock vests as to 50% after one year and 100% after two years, provided that the director is serving as a director on the applicable vesting date.

Option Exercises and Stock Vested in 2007

The following table sets forth information regarding options exercised by the named executive officers and vesting of restricted stock held by the named executive officers during the fiscal year ended June 30, 2007.

Amounts shown under the column “Value Realized” for option awards represent the difference between the option exercise price and the closing sale price of our common stock on the date of exercise and for stock awards represent the number of shares of restricted stock multiplied by the market value of the shares on the vesting date.

2007 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)(1)	Vesting ($)

Giorgio Anania	—	—	187,500	$502,813
Peter F. Bordui	—	—	5,000	$18,000
Steve Abely	—	—	49,479	$162,473
Jim Haynes	—	—	24,740	$81,238
Adrian Meldrum	—	—	13,854	$45,492
Steve Turley	—	—	49,896	$176,496

(1)	Reflects restricted stock that vested in fiscal year 2007.

Employment, Change of Control and Severance Arrangements

Each of Dr. Turley and Messrs. Abely, Haynes and Meldrum has an employment agreement with Bookham Technology plc. Until Dr. Anania ceased to be our president and chief executive officer in February 2007, he also had an employment agreement with Bookham Technology plc. These agreements describe the individual’s salary, bonus and other benefits including medical and life insurance coverage, car allowance, vacation and sick days, and pension plan participation. The agreements also contain a prohibition on the use or disclosure of our confidential information, such as trade secrets, patents and customer information, for non-business purposes. Dr. Anania’s agreement also contained a non-competition clause prohibiting Dr. Anania from dealing with our customers or prospective customers, and a non-solicitation clause prohibiting Dr. Anania from dealing with certain of our suppliers, prospective suppliers, senior executives, salespersons and other key employees, for a period of twelve months after he has stopped working for us. The agreements with Mr. Haynes and Mr. Meldrum contain similar prohibitions, as well as a prohibition on being employed by or otherwise involved with any of our competitors for a period of six months after either has stopped working for us.

On May 28, 2007, in connection with Dr. Anania ceasing to be our president and chief executive officer, Bookham Technology plc entered into a compromise agreement with Dr. Anania, which provided for the payment to Dr. Anania of normal salary and benefits through February 13, 2007, £264,000 in lieu of notice under our prior service agreement with Dr. Anania, £34,320 for accrued vacation and £66,000 as compensation for loss of employment. In addition, we agreed to accelerate the vesting of 128,906 shares of restricted stock held by Dr. Anania. These payments were made in full and final settlement of all claims that Dr. Anania may have had against Bookham Technology (or any entity affiliated with Bookham Technology) or any of its or their officers or employees, including claims arising out of his employment or the termination of his employment.

Our executive officers are elected by our board of directors and serve at its discretion, subject to a three-month notice period in the case of Messrs. Abely, Meldrum and Haynes and a four-month notice period in the case of Dr. Turley. The agreements provide that the notice period does not apply if the officer is being terminated for cause, which is defined to include gross misconduct, conduct which our board of directors determines brings the individuals or us into disrepute or a serious breach of the employment agreement.

On May 7, 2007, we entered into a letter agreement with Dr. Bordui with respect to his employment as our interim President and Chief Executive Officer. The agreement, which was terminable upon 30 days’ prior written notice by either party, provided for an annualized salary of $500,000 for the one-year period commencing on February 13, 2007, subject to adjustment as determined by our board of directors.

Each of Dr. Turley and Mr. Abely has entered into a bonus agreement with us that provides for the payment of £150,000, in the event of a change in control, provided that the individual is employed by us:

•	on the date of the closing of the change in control,

•	one month prior to our entering into an agreement for sale of our assets, a merger or consolidation or a sale of our share capital described below, provided that the individual is not terminated for gross misconduct prior to the closing of the change in control, or

•	one month prior to a change in the composition of our board of directors described below, provided that the individual is not terminated for gross misconduct prior to the closing of the change in control.

A change in control is defined as:

•	a sale of all or substantially all of our assets,

•	a merger or consolidation of Bookham in which our voting securities outstanding immediately prior to the merger or consolidation no longer represent more than 50% of the total voting power of our voting securities or the voting securities of the surviving entity outstanding immediately following the merger or consolidation,

•	a sale, transfer or disposition of any part of our share capital to any person that results in that person, together with any other person acting in concert with that person, holding more that 50% of our issued share capital or

•	a change in the composition of our board of directors such that continuing directors (meaning directors serving on our board of directors on July 20, 2004 or who are nominated or elected after July 20, 2004 by at least a majority of the directors who were continuing directors at the time of such nomination or election) cease to be a majority of the members of our board of directors.

We have entered into restricted stock agreements with Mr. Abely, Mr. Haynes, Dr. Turley and Mr. Meldrum pursuant to which these individuals received 250,000, 125,000, 50,000 and 70,000 shares, respectively, of restricted stock or restricted stock units on November 11, 2005. One-half of these shares of restricted stock or restricted stock units vest as to 25% on the one-year anniversary of the grant date and an additional 2.083% at the end of each month following the first anniversary of the grant date until the fourth anniversary of the grant date. The remaining shares of restricted stock or restricted stock units underlying the awards will vest as to 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than zero for two successive quarters and 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than 8% of revenues for two successive quarters. The shares of restricted stock or restricted stock units will vest in full upon the consummation of a change of control, provided that the grantee is continuously employed by Bookham through such date.

We have also entered into restricted stock agreements with Mr. Abely, Mr. Haynes, Mr. Meldrum and Dr. Turley pursuant to which these individuals each received 25,000 shares of restricted stock or restricted stock units, respectively, on June 12, 2007. These shares vest upon the achievement by the Company of positive adjusted EBITDA. The shares of restricted stock or restricted stock units will vest in full upon the consummation of a change of control, provided that the grantee is continuously employed by Bookham through such date.

Under the restricted stock agreements, “change of control” means:

•	a sale of all or substantially all of our assets,

•	a merger, consolidation, reorganization, recapitalization or share exchange involving Bookham with any corporation in which our voting securities outstanding immediately prior to the transaction no longer represent more than 50% of the total voting power of our voting securities or the voting securities of the surviving entity outstanding immediately following the transaction,

•	a sale, transfer or disposition of any shares of our stock as a result of which our existing stockholders do not continue to hold as a group stock representing more than 50% of our total voting securities or

•	a change in the composition of our board of directors such that continuing directors (meaning directors serving on our board of directors on November 11, 2005 or who are nominated or elected after November 11, 2005 by at least a majority of the directors who were continuing directors at the time of such nomination or election) cease to be a majority of the members of our board of directors.

Potential Payments Upon Termination or Change of Control

The table below shows the benefits potentially payable to each of our named executive officers if he were terminated or a change of control occurred. These amounts are calculated on the assumption that the employment termination or change of control took place on June 30, 2007. The closing price per share of our common stock on the Nasdaq Global Market on June 29, 2007 was $2.25.

					Accelerated
	Base	Target		Accelerated	Vesting
	Salary	Bonus		Vesting	of Restricted	Benefits		Total
Name	$	$		of Options(5)	Stock	$		$

Giorgio Anania
— termination without cause	$535,471(1)	—		—	—	$203,479	(1)(2)	$738,950(1)
Peter F. Bordui
— change of control	—	—		—	$33,750	—		$33,750
Steve Abely
— termination without cause	$76,500	—		—	—	—		$76,500
— change in control	—	$304,245	(1)(3)	$6,000	$507,422	—		$817,667
Jim Haynes
— termination without cause	$74,479(1)	—		—	—	—		$74,479
— change of control	—	—		$6,000	$281,835	—		$287,835
Adrian Meldrum
— termination without cause	$57,734(1)	—		—	—	—		$57,734(1)
— change of control	—	—		$6,000	$182,579	—		$188,579
Steve Turley
— termination without cause	$99,792(1)	—		—	—	—		$99,792(1)
— change in control	—	$304,245	(1)(4)	$6,000	$146,484	—		$152,484

(1)	All figures converted from British Pounds Sterling to U.S. Dollars using the noon buying rate of exchange on September 7, 2007 of $2.0283 U.S. Dollars per British Pound Sterling.

(2)	Consists of $535,471 pay in lieu of notice, $69,611 accrued vacation and $133,868 as compensation for loss of employment.

(3)	Pursuant to an amended Bonus Scheme between Mr. Abely and Bookham dated October 19, 2004.

(4)	Pursuant to an amended Bonus Scheme between Dr. Turley and Bookham dated October 19, 2004.

(5)	Calculated by multiplying the number of options vesting by the difference between $2.25 and $2.01, the exercise price.

Compensation Committee Interlocks and Insider Participation

In the year ended June 30, 2007, our compensation committee consisted of Joseph Cook and W. Arthur Porter. Peter Bordui served on our compensation committee until February 13, 2007 when he became our interim president and chief executive officer. During the year ended June 30, 2007, no executive officer of Bookham served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our board of directors or compensation committee.

Corporate Governance

Our board of directors believes that good corporate governance is important to ensure that Bookham is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that Bookham has adopted. Complete copies of the committee charters and code of conduct described below are available on our website at www.bookham.com. Alternatively, you can request a copy of any of these documents by writing to Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of Bookham and our stockholders. These guidelines, which provide a framework for the conduct of the board’s business, provide that:

•	the principal responsibility of the directors is to oversee the management of Bookham,

•	a majority of the members of the board shall be independent directors,

•	the independent directors shall meet regularly in executive session,

•	directors shall have full and free access to officers and employees of Bookham and, as necessary and appropriate, independent advisors,

•	new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis, and

•	at least annually the board and its committees shall conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable NASDAQ rules, a director of Bookham will qualify as an “independent director” only if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Peter Bordui, Joseph Cook, Lori Holland, W. Arthur Porter or David Simpson has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Attendance at Annual Meeting of Stockholders

We do not have a written policy with respect to director attendance at annual meetings; however, we do encourage our directors to attend all of our meetings of stockholders. Three of our directors attended our 2006 annual meeting of stockholders.

Board of Directors Meetings

Our board of directors held 28 meetings, including by telephone conference, during fiscal 2007. The compensation committee of our board of directors held nine meetings, including by telephone conference, during fiscal 2007. The audit committee of our board of directors held nine meetings, including by telephone conference, during fiscal 2007. The nominating and corporate governance committee of our board of directors held four meetings during fiscal 2007. All directors attended at least 75% of the meetings of our board of directors and the committees on which they served, if any, during the period that they served on our board of directors or any such committees.

Board Committees

Our board of directors has established three standing committees — audit, compensation, and nominating and corporate governance — each of which operates under a charter that has been approved by our board. A current copy of each committee’s charter is posted on the Governance section of our website, www.bookham.com.

The members of the compensation committee of our board of directors are Mr. Cook and Dr. Porter. The members of the audit committee of our board of directors are Ms. Holland, Mr. Cook and Dr. Porter. The members of our nominating and corporate governance committee are Dr. Simpson, Dr. Bordui and Mr. Cook. Dr. Bordui served on all three committees until February 13, 2007 when he became our interim President and Chief Executive Officer. At that time he stepped down from the compensation committee and was replaced by Mr. Cook on the audit committee.

Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the audit committee, the independence requirements of Rule 10A-3 under the Exchange Act of 1934, as amended.

Audit Committee.  The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and evaluating the independence of our independent registered public accounting firm,

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the firm,

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures,

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics,

•	establishing procedures for the receipt and retention of accounting related complaints and concerns, and

•	meeting independently with our independent registered public accounting firm and management.

Our board of directors has determined that Lori Holland is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Compensation Committee.  The compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our chief executive officer and other executive officers,

•	making recommendations to the board with respect to incentive compensation and equity-based plans,

•	administering our incentive compensation and equity-based plans and

•	reviewing and making recommendations to the board with respect to director compensation.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee’s responsibilities include:

•	reviewing with the board the requisite skills and criteria for new board members and the composition of the board as a whole,

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees,

•	developing and recommending to the board corporate governance guidelines,

•	overseeing the self-evaluation of the board and

•	overseeing an annual review by the board of succession planning.

Director Nomination Process

The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria attached to the committee’s charter. These criteria include the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to our nominating and corporate governance committee, c/o Corporate Secretary, Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or the board, by following the procedures set forth under “Stockholder Proposals for 2007 Annual Meeting.”

Communicating with the Directors

The board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of the board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to our board of directors c/o Corporate Secretary, Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.bookham.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed Bookham’s audited financial statements for the fiscal year ended June 30, 2007 and has discussed these financial statements with Bookham’s management and independent registered public accounting firm.

The audit committee has also received from, and discussed with Ernst & Young LLP, Bookham’s independent registered public accounting firm various communications that Bookham’s independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

Bookham’s independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has discussed with the independent registered public accounting firm its independence from Bookham.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to Bookham’s board of directors that the audited financial statements be included in Bookham’s annual report on Form 10-K for the year ended June 30, 2007.

By the Audit Committee of the Board of Directors of Bookham, Inc.

Lori Holland, Chairman
Joe Cook
W. Arthur Porter

Certain Relationships and Related Transactions

Nortel Networks

We are party to several agreements with Nortel Networks and its affiliates as a result of Bookham Technology plc’s acquisition of the optical components business of Nortel Networks in November 2002. According to an Amendment No. 5 to Schedule 13D filed by Nortel Networks Corporation with the SEC on December 7, 2004, as of December 2, 2004, Nortel Networks Corporation held 3,999,999 shares of our common stock, which represents approximately 6.9% of our outstanding shares of common stock as of August 31, 2006. To the best of our knowledge Nortel no longer holds these shares, however, they have not publicly filed a document stating this fact.

Relationship Deed.  The relationship deed provides, among other things, that

•	Nortel Networks will abstain from voting its shares for as long as it owns 5% or more of our issued and outstanding shares,

•	all transactions between us and Nortel Networks (or any of its group members) are made at arm’s length and on a normal commercial basis,

•	Nortel Networks will not exercise its voting rights to procure any variation to our certificate of incorporation that is contrary to anything contained in the relationship deed and

•	Nortel Networks will only be entitled to vote on any proposed stockholder resolution that would have the effect, if passed, of varying or suspending any rights attaching to shares of our common stock held by Nortel Networks or that would result in Nortel Networks’ rights becoming different from the rights of other stockholders.

Supply Agreement.  Our supply agreement with Nortel Networks Limited has been amended three times by an addendum, most recently in January 2006. Under the supply agreement, as amended, Nortel Networks Limited is obligated to purchase $72 million of our products through calendar 2006.

The supply agreement requires us to grant a license for the assembly, test, post-processing and test intellectual property (but excluding wafer technology) of certain critical products to Nortel Networks and to any designated alternative supplier if at any time we:

•	are unable to manufacture critical products for Nortel Networks Limited in any material respect for a continuous period of not less than six weeks or

•	are subject to an insolvency event, such as a petition or assignment in bankruptcy, appointment of a trustee, custodian or receiver, or enter into an arrangement for the general benefit of creditors.

In addition, if there is an insolvency event, Nortel Networks Limited has the right to buy all Nortel inventory we hold, and we will be obligated to grant a license to Nortel Networks Limited or any alternative supplier for the manufacture of all products covered by the first supply agreement addendum.

The licensing and related obligations terminate on February 7, 2007, unless the license has been exercised, in which case the obligations would terminate 24 months from the date the license was exercised, provided that at that time, among other things, we are able to meet Nortel Networks’ demand for the subject products.

Registration and Lock-Up Agreement.  On January 13, 2006 we entered into a Registration and Lock-Up Agreement with Bookham Technology plc and Nortel Networks Corporation pursuant to which we agreed to register for resale 3,999,999 shares of our common stock held by Nortel Networks and Nortel Networks Corporation agreed to not sell or transfer those shares prior to July 1, 2006.

Loan Notes and Security Agreements.  In connection with our acquisition of the optical components business of Nortel Networks, we issued two promissory notes in an aggregate principal amount of $50 million. We and certain of our subsidiaries entered into security agreements securing our obligations under the notes as well as the supply agreement. On January 13, 2006, we entered into a series of agreements pursuant to which Nortel Networks was repaid the outstanding amounts under the notes, the notes were cancelled and the security agreements and related security interests were terminated.

GLG Partners

According to a Schedule 13G filed by GLG North American Opportunity Fund with the SEC on December 23, 2005, as of December 23, 2005, GLG North American Opportunity Fund and its affiliates held 4,697,025 shares of our common stock, which represented approximately 8.1% of our outstanding shares of common stock as of August 31, 2006.

On August 31, 2006, we entered into definitive agreement for a private placement pursuant to which we issued, on September 1, 2006, 8,696,000 shares of common stock and warrants to purchase up to 2,174,000 shares of common stock to institutional accredited investors, resulting in gross proceeds to us of $23.5 million. Of the total gross proceeds, an aggregate of $4.86 million was attributable to our sale of 1,000,000 shares of common stock and a warrant to purchase up to 250,000 shares of common stock to GLG North American Opportunity Fund and 800,000 shares of common stock and a warrant to purchase up to 200,000 shares of common stock to GLG Technology Fund. The purchase price per share of $2.70 paid by each of the accredited investors, including GLG North American Opportunity Fund and GLG Technology Fund for our shares of common stock, represented a 12.9% discount from the closing price of our common stock on August 31, 2006.

Policies and Procedures for Related Person Transactions

Our board or directors has adopted a written policy that contains procedures for the reporting and review of any transaction, arrangement or relationship in which Bookham is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel. Our policy requires that the proposed related person transaction be reviewed and, if deemed consistent with the standards contained in our policy, approved by the audit committee of our board of directors. Whenever practicable, the reporting, review and approval must occur prior to the effectiveness or consummation of the transaction. If advance review and approval is not practicable, our audit committee must review, and, in its discretion, may ratify the related person transaction. The policy permits the chairman of our audit committee to review and, if deemed consistent with the standards contained in our policy, approve the proposed related person transaction if it arises between audit committee meetings, subject to ratification of the related person transaction by our audit committee at its next meeting. Any related person transaction that is ongoing in nature must be reviewed annually by our audit committee.

A related person transaction reviewed under our policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our audit committee must review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if our audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Bookham’s best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

Our policy excludes from the definition of “related person transaction” the transactions identified by the SEC as not requiring disclosure under the SEC’s related person transaction disclosure rule. Accordingly, such transactions are not subject to reporting, review, approval or ratification under our policy. In addition, our board of directors has determined that a transaction does not create a material direct or indirect interest on behalf of a related person (and therefore is not subject to reporting, review, approval or ratification under our policy) if:

•	the transaction is specifically contemplated by the provisions of our certificate of incorporation or bylaws; or

•	(i) the related person’s interests in the transaction arise solely from his or her position as an executive officer of another entity (whether or not he or she is also a director of such entity) that is a participant in the transaction, (ii) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (iii) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (iv) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the entity receiving payment under the transaction.

The policy provides that transactions involving compensation of our executive officers shall be reviewed and approved by our compensation committee in the manner specified in its charter.

Our board of directors approved the transactions with Nortel Networks, GLG North American Opportunity Fund and GLG Technology Fund when we initially entered into these transactions, which predated our adoption of our current policies and procedures for related person transactions.

PROPOSAL 2 — AMENDMENT TO 2004 STOCK INCENTIVE PLAN

On September 11, 2007, our board of directors resolved that, subject to stockholder approval of this amendment, the 2004 stock incentive plan, as amended, be amended to increase the number of shares of common stock reserved for issuance under the plan from 9,000,000 to 19,000,000, all of which may be granted as incentive stock options, and to increase the maximum number of shares of common stock with respect to which awards other than options and SARs may be granted under the plan from 7,000,000 to 17,000,000. As of September 9, 2007, 1,245,249 shares of common stock were available for issuance under the plan.

We believe that the proposed increase in the number of shares of common stock reserved for issuance under the plan will provide us with the ability to continue to use equity-based compensation to attract key employees and enhance workforce stability over the next three years. As a company in a highly-competitive business sector, we rely heavily on equity-based compensation to attract, motivate and retain employees. Our board of directors believes that Bookham’s future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, our board of directors believes approval of the amendment to the 2004 stock incentive plan and the authorization of an additional 10,000,000 shares of common stock for issuance under the plan is in the best interests of Bookham and recommends a vote “FOR” approval of the plan amendment.

Description of the 2004 Stock Incentive Plan

The following is a summary of the 2004 stock incentive plan, as amended. The summary is qualified in its entirety by reference to the plan, as amended, a copy of which, along with the proposed amendment to the plan, is attached to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the plan, as amended, along with the proposed amendment to the plan, mat be obtained from our Corporate Secretary.

Types of Awards

The plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, non-statutory stock options, stock appreciation rights, restricted stock and other stock-based awards as described below, which we collectively refer to as awards. The maximum number of shares with respect to which awards other than options and SARs may be granted is 7,000,000.

Incentive Stock Options and Non-statutory Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to other terms and conditions specified in connection with the option grant. Options may be granted at an exercise price equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options may not be granted to optionees holding more than 10% of the voting power of Bookham at an exercise price less than 110% of the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years (incentive stock options granted to 10% owners covered by Sections 422(b)(6) and 424(d) may not be granted for a term in excess of five years). The plan permits the following forms of payment of the exercise price of options:

•	payment by cash or check,

•	subject to certain conditions, surrender shares of our common stock,

•	delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly sufficient funds to pay the exercise price and any required tax withholding,

•	delivery by the participant of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly cash or a check sufficient to pay the exercise price and any required tax withholding,

•	subject to certain conditions, delivery of a promissory note,

•	subject to certain conditions, any other lawful means of payment or

•	any combination of these forms of payment.

Director Options.  The plan provides for the automatic grant of options to members of our board of directors who are not employees of Bookham or any of our subsidiaries. The plan provides that on the date of each annual meeting of stockholders, each non-employee director who is serving as a director both immediately before and immediately after the meeting will receive a non-statutory stock option to purchase 5,000 shares of common stock, subject to adjustment for changes in capitalization. The board retains the specific authority to from time to time increase or decrease the number of shares subject to options granted to non-employee directors under the plan. Under the plan, options automatically granted to non-employee directors will:

•	have an exercise price equal to the closing price on the day before the date of grant,

•	be exercisable in full at the time of grant,

•	expire on the earlier of ten years from the date of grant or one year following cessation of service on the board and

•	contain such other terms and conditions as our board of directors determines.

However, in November 2005, our board of directors suspended the automatic grants to non-employee directors and provided by resolution that each non-employee director receive a non-statutory stock option to purchase 10,000 shares of our common stock and an award of 10,000 shares of restricted stock annually on the date of our annual meeting of stockholders, provided that the director is serving as a director both immediately before and immediately after the meeting.

Stock Appreciation Rights.  A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination of common stock and cash determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently of or in tandem with an option.

Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of those shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for the award.

Other Stock-Based Awards.  Under the plan, our board of directors has the right to grant other awards based upon our common stock having such terms and conditions as our board of directors may determine, including the grant of awards entitling recipients to receive shares of common stock to be delivered in the future.

Transferability of Awards

Except as our board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of Bookham and our subsidiaries are eligible to be granted awards under the plan. Under present law, however, incentive stock options may only be granted to employees of Bookham and our subsidiaries.

The maximum number of shares with respect to which awards may be granted to any participant under the plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single award.

Plan Benefits

As of August 31, 2007, approximately 2,040 persons were eligible to receive awards under the plan, including our four executive officers and five non-employee directors. The granting of awards under the plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On September 10, 2007, the closing sale price of a share of our common stock as reported on the NASDAQ Global Market was $2.46.

Administration

The plan is administered by our compensation committee under authority delegated to it by our board of directors. The board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan. Pursuant to the terms of the plan, our board of directors may delegate authority under the plan to one or more committees or subcommittees of the board of directors. The board of directors has authorized the compensation committee to exercise all rights and functions of the board under the plan, including, without limitation, the authority to interpret the terms of the plan and to grant options and other awards under the plan. However, the board has not authorized the compensation committee to amend the terms of the plan. The compensation committee has delegated to our stock option committee, which currently consist of our chief executive officer, the authority to make stock option grants under the plan to certain employees.

Subject to any applicable limitations contained in the plan, our board of directors, the compensation committee, or any other committee to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines:

•	the number of shares of common stock covered by options and the dates upon which the options become exercisable,

•	the exercise price of options (which may not be less than 100% of fair market value of our common stock on the date of grant),

•	the duration of options (which may not exceed 10 years) and

•	the number of shares of common stock subject to any SAR, restricted stock award or other stock-based awards and the terms and conditions of those awards, including conditions for repurchase, issue price and repurchase price.

The board of directors is required to make appropriate adjustments in connection with the plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The plan also contains provisions addressing the consequences of any reorganization event, which is defined as

•	any merger or consolidation of Bookham with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled,

•	any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or

•	any liquidation or dissolution of Bookham.

In connection with a reorganization event, the board of directors will take any one or more of the following actions as to all or any outstanding awards on such terms as our board determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate of the acquiring or succeeding corporation),

•	upon written notice, provide that all unexercised options or other unexercised awards will become exercisable in full and will terminate immediately prior to the reorganization event unless exercised within a specified period following the date of the notice,

•	provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon the reorganization event,

•	in the event of a reorganization event under the terms of which holders of common stock will receive a cash payment for each share surrendered in the reorganization event, which we refer to as the acquisition price, make or provide for a cash payment to a participant equal to (a) the acquisition price times the number of shares of common stock subject to the participant’s awards (to the extent the exercise price does not exceed the acquisition price) minus (b) the aggregate exercise price of all the participant’s outstanding awards, in exchange for the termination of those awards,

•	provide that, in connection with a liquidation or dissolution of Bookham, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price of those awards) and

•	any combination of the above.

Upon a reorganization event that is not a liquidation or dissolution, our repurchase and other rights under each outstanding restricted stock award will inure to the benefit of our successor and will apply to the cash, securities or other property which our common stock was converted into or exchanged for in the reorganization event in the same manner and to the same extent as they applied to the common stock subject to the restricted stock award. Upon a reorganization event involving the liquidation or dissolution of Bookham, except to the extent provided in the instrument evidencing any restricted stock award or any other agreement between us and a participant, all restrictions and conditions on all outstanding restricted stock awards will automatically be deemed terminated or satisfied.

The board of directors may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by the award will again be available for grant under the plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Options

In connection with a merger or consolidation of an entity with Bookham or the acquisition by Bookham of property or stock of an entity, our board of directors may grant options in substitution for any options or other stock or stock-based awards granted by that entity or an affiliate of that entity. Substitute options may be granted on terms our board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the plan.

Provisions for Foreign Participants

Our board of directors may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters. Our board of directors has adopted a subplan for grants of awards under the plan to individuals in the United Kingdom. The subplan, which relates only to options, establishes additional limitations on the number of shares of common stock underlying options that may be granted to participants, the exercise price of options and method of payment of the exercise price and eligibility for exercise of options. The subplan also provides that options granted under the subplan will become fully exercisable and terminate upon a reorganization event or such later date following the reorganization event as may be specified in a written notice from our board of directors.

Amendment or Termination

No award may be made under the plan after September 8, 2014, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the plan or any portion of the plan. However, to the extent determined by the board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until stockholder approval is obtained. No award will be made that is conditioned upon stockholder approval of any amendment to the plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Bookham or any corporate parent or 50% or more-owned corporate subsidiary of Bookham at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock on the date of grant less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Bookham

There will be no tax consequences to Bookham except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Grants and Benefits under the 2004 Stock Incentive Plan to Certain Individuals

The following is information as of June 30, 2007 with respect to awards granted under the plan. The exercise prices of the options range from $2.01 to $57.67 per share.

	2004 Stock Incentive Plan
		Number of Shares of
	Number of Shares of	Common Stock
	Common Stock	Subject to
	Underlying Option	Restricted Stock
Name and Position	Grants	Awards

Giorgio Anania(1)	—	—
President and Chief Executive Officer
Peter F. Bordui(2)	20,000	20,000
Interim President and Chief Executive Officer, Director Nominee
Stephen Abely	275,000	225,521
Chief Financial Officer
Stephen Turley	75,000	65,104
Chief Commercial Officer
Jim Haynes	164,000	125,260
Chief Operating Officer and Acting Chief Technology Officer
Adrian Meldrum	111,000	81,146
Vice President, Sales and Marketing
David Simpson	20,000	20,000
Director Nominee
All current executive officers as a group	645,000	517,031
All current directors who are not executive officers as a group	80,000	80,000
All employees, including all current officers who are not executive officers, as a group	4,812,016	977,070

(1)	Dr. Anania served as our president and chief executive officer until February 13, 2007.

(2)	Dr. Bordui served as our interim president and chief executive officer from February 13, 2007 to August 13, 2007.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of June 30, 2007:

	(a)		(b)	(c)
Number of
Securities
Remaining Available
	Number of			for Future Issuance
	Securities to be			Under Equity
	Issued upon		Weighted-Average	Compensation Plans
	Exercise of		Exercise Price of	(Excluding
	Outstanding		Outstanding	Securities
	Options, Warrants		Options, Warrants	Reflected in Column
Plan Category	and Rights(1)		and Rights	(a))(2)

Equity compensation plans approved by security holders(3)	5,537,016	(4)	$4.57	2,245,249	(5)
Equity compensation plans not approved by security holders	—		—	—

Total	5,537,016	(4)	$4.57	2,245,249	(5)

(1)	This table excludes an aggregate of 892,432 shares of common stock issuable upon exercise of outstanding options we assumed in connection with the scheme of arrangement pursuant to which Bookham Technology plc became our wholly-owned subsidiary. The weighted average exercise price of these options as of June 30, 2007 was $22.83. At the time of the scheme of arrangement, we provided that no further equity awards would be made under the Bookham Technology plc equity plans.

(2)	In addition to being available for future issuance upon exercise of options that may be granted after June 30, 2007, 1,245,249 shares under the 2004 stock incentive plan, as amended, may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.

(3)	Consists of the following equity compensation plans: the 2004 stock incentive plan, as amended, the 2004 employee stock purchase plan and the 2004 sharesave scheme.

(4)	Consists of options granted under the 2004 stock incentive plan, as amended. The number of shares of common stock does not include 1,554,101 shares of restricted stock and restricted stock units granted under the 2004 stock incentive plan, as amended, 1,245,249 shares of common stock currently reserved for issuance under the 2004 stock incentive plan, as amended, 500,000 shares of common stock reserved for issuance under the 2004 employee stock purchase plan or 500,000 shares of common stock reserved for issuance under the 2004 sharesave scheme.

(5)	Includes 500,000 shares of common stock issuable under the 2004 employee stock purchase plan and 500,000 shares of common stock issuable under the 2004 sharesave scheme.

PROPOSAL 3 — RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year, subject to ratification by our stockholders at the annual meeting. If our stockholders do not ratify the selection of Ernst & Young LLP, our audit committee will reconsider the matter. A representative of Ernst & Young LLP, which served as our independent registered public accounting firm for fiscal 2007, is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires. Even if the selection of Ernst & Young LLP is ratified, our audit committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Bookham and its stockholders.

Principal Accountant Fees and Services

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for the fiscal years ended July 1, 2006 and June 30, 2007. For the fiscal year ended June 30, 2007, audit fees include an estimate of amounts not yet billed.

	Fiscal Year Ended	Fiscal Year Ended
Fee Category	July 1, 2006_	June 30, 2007_
	(In thousands)

Audit Fees(1)	$3,609	$2,161
Audit-Related Fees(2)	$333	$153
Tax Fees(3)	$205	$235
All Other Fees(4)	$600	$—

Total Fees	$4,747	$2,749

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services primarily relate to due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, services in connection with the filing of registration statements with the SEC, and consultations concerning internal controls, financial accounting and reporting standards.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services, including advice on the utilization of tax loss carry-forwards in the fiscal years ended July 1, 2006 and June 30, 2007.

(4)	In the fiscal year ended July 1, 2006, “All Other Fees” primarily related to services in connection with our acquisition of City Leasing (Creekside) Limited and consultations regarding international matters. In the fiscal year ended June 30, 2007, our auditors did not bill us for services other than for the audit fees, audit-related fees and tax fees referred to above.

None of the all other fees billed in fiscal 2006 or fiscal 2007 were provided under the de minimis exception to the audit committee pre-approval requirements.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to each individual member of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported at the next meeting of the audit committee.

Change in Independent Registered Public Accounting Firm

Effective May 26, 2006, our audit committee approved the engagement of Ernst & Young LLP of San Jose, California, or E&Y US, as our independent registered public accounting firm for the fiscal year ended June 30, 2007, thereby replacing and dismissing Ernst & Young LLP of Reading, England, or E&Y UK. This change was made because our financial management and consolidated financial accounting and reporting functions are now based in our corporate headquarters in San Jose, California.

The reports of E&Y UK on our consolidated financial statements as of July 2, 2005 and July 3, 2004, and for the fiscal year ended July 2, 2005, the six month period ended July 3, 2004, and each of the two years in the period ended December 31, 2003, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than, in the case of the report on our consolidated financial statements as of July 2, 2005 and for the fiscal year ended July 2, 2005, to include an explanatory paragraph relating to our ability to continue as a going concern.

During the fiscal year ended July 2, 2005, the six month period ended July 3, 2004, each of the two years in the period ended December 31, 2003 and through the subsequent interim periods, there were no disagreements between Bookham and E&Y UK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of E&Y UK, would have caused E&Y UK to make reference to the subject matter of the disagreements in connection with its report.

During our fiscal year ended July 2, 2005, the six month period ended July 3, 2004, each of the two years in the period ended December 31, 2003 and through the subsequent interim periods, there were no “reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K. The report of E&Y UK on internal control over financial reporting as of September 8, 2005 expressed an unqualified opinion on management’s assessment of the effectiveness of internal control over financial reporting and an adverse opinion on the effectiveness of internal control over financial reporting because of the existence of certain material weaknesses described in Item 9A(c) of our Annual Report on Form 10-K for the fiscal year ended July 2, 2005.

During our fiscal year ended July 2, 2005, the six month period ended July 3, 2004, each of the two years in the period ended December 31, 2003 and through the subsequent interim periods, we did not consult with E&Y US regarding matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

If a stockholder intends to submit a proposal for inclusion in the proxy statement and proxy card for our 2008 annual meeting, the stockholder must follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. We must receive any proposals intended for inclusion in the proxy statement at our principal executive offices, Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary, no later than June 1, 2008.

If a stockholder wishes to present a proposal at the 2008 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, the stockholder must also give written notice to us at the address noted above. Our bylaws specify the information that must be included in any such notice, including a brief description of the proposal and the name of the stockholder proposing such business. We must receive this notice at least 90 days, but not more than 120 days, prior to October 23, 2008. However, if the 2008 annual meeting is scheduled to be held prior to October 3, 2008 or after December 22, 2008, the notice must be received no earlier than the 120th day prior to the 2008 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2008 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If the stockholder fails to provide timely notice of a proposal to be presented at the 2008 annual meeting, the chairman of the meeting may exclude the proposal from being brought before the meeting and the proxies designated by our board of directors will have discretionary authority to vote on such proposal should it be allowed to come before the meeting.

HOUSEHOLDING OF PROXY STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our annual report and/or proxy statement to you if you call or write us at the following address or phone number: Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary, (408) 383-1400. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors knows of no other business that will be presented for consideration at the annual meeting other than that described above. Under our bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented at the annual meeting has passed. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

We have retained The Altman Group to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $4,000 plus expenses relating to the solicitation.

We encourage you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By order of the Board of Directors,

/s/  Peter F. Bordui
Peter F. Bordui
Chairman of the Board of Directors

September 14, 2007
San Jose, California

Appendix A
BOOKHAM, INC.
2004 STOCK INCENTIVE PLAN
1. Purpose
     The purpose of this 2004 Stock Incentive Plan (the “Plan”) of Bookham, Inc. a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Bookham, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which Bookham, Inc. has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2. Eligibility
     All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.
3. Administration and Delegation
     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
     (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
     (c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards
     (a) Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 4,000,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
     (b) Sub-limits. Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:
          (1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).
          (2) Limit on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be one-half of the number of shares of Common Stock covered by this Plan.
5. Stock Options
     (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.
     (b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Bookham, Inc., any of Bookham, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 11(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.
     (c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) at the time that the Option is granted.
     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).
     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
          (1) in cash or by check, payable to the order of the Company;
          (2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
          (3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
          (4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or
          (5) by any combination of the above permitted forms of payment.
     (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.
6. Director Options
     (a) Annual Grant. On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock (subject to adjustment under Section 10).
     (b) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on the NASDAQ Stock Market or the national securities exchange on which the Common Stock is then traded on the trading date immediately prior to the date of grant (and if the Common Stock is not then traded on the NASDAQ Stock Market or a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board), (ii) be immediately exercisable at the time of grant, (iii) expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

     (c) Board Discretion. Notwithstanding anything herein to the contrary, the Board retains the specific authority to from time to time (i) increase or decrease the number of shares subject to options granted under Section 6(a), (ii) to make additional grants of Nonstatutory Stock Options to members of the Board who are not employees of the Company or any subsidiary of the Company; and (iii) provide conditions or limitations (such as vesting limitations) applicable to the exercise of options granted under this Section 6.
7. Stock Appreciation Rights
     (a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.
     (b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.
          (1) Tandem Award. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.
          (2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.
     (c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.
8. Restricted Stock
     (a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).
     (b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.
     (c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.
     (d) Deferred Delivery of Shares. The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place. The Board may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify.
     9. Other Stock-Based Awards.
     Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of the Common Stock.
     10. Adjustments for Changes in Common Stock and Certain Other Events.
     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share related provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.
     (b) Reorganization Events.
          (1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.
          (2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.
          For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
          To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.
          (3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.
11. General Provisions Applicable to Awards
     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
     (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.
     (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
     (h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
12. Miscellaneous
     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.
     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.
     (e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.
     (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

BOOKHAM, INC.
Amendment No. 1 to
2004 Stock Incentive Plan
     The 2004 Stock Incentive Plan of Bookham, Inc., pursuant to Section 12(d) thereof, is hereby amended as follows:
     Section 4(a) is hereby amended by deleting the first sentence thereof and inserting the following new first sentence to read in its entirety as follows:
     “Subject to adjustment under Section 10, Awards may be made under the Plan for up to 9,000,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”).”
     Section 4(b)(2) is hereby amended by deleting such section and inserting the following new section to read in its entirety as follows:
     “(2) Limits on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 7,000,000.”
Approved by the Board of Directors on September 8, 2005.
Approved by the Stockholders on October 26, 2005.

BOOKHAM, INC.
Amendment No. 2 to
2004 Stock Incentive Plan
     The 2004 Stock Incentive Plan of Bookham, Inc., pursuant to Section 12(d) thereof, is hereby amended as follows:
     Section 4(a) is hereby amended by deleting the first sentence thereof and inserting the following new first sentence to read in its entirety as follows:
     “Subject to adjustment under Section 10, Awards may be made under the Plan for up to 19,000,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”).”
     Section 4(b)(2) is hereby amended by deleting such section and inserting the following new section to read in its entirety as follows:
     “(2) Limits on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 17,000,000.”
Approved by the Board of Directors on September 11, 2007.
Approved by the Stockholders on                                         .

PROXY
BOOKHAM, INC.
ANNUAL MEETING OF STOCKHOLDERS
October 23, 2007
This Proxy is solicited on behalf of the Board of Directors of Bookham, Inc. (the “Company”).
The undersigned, having received notice of the annual meeting of stockholders and the proxy statement thereof and revoking all prior proxies, hereby appoints Stephen Abely, John A. Burgess, Alain Couder and Thomas Kelley (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Tuesday, October 23, 2007, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.
Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.
Please vote, date and sign on reverse side and return promptly in the enclosed postage pre-paid envelope.
Has your address changed? Do you have any comments?
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE

DETACH HERE
[X] Please mark votes as in this example.
The shares of common stock of Bookham, Inc. represented by this proxy will be voted as directed by the undersigned for the proposals herein proposed by the Company. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment thereof.
1. To elect the following Class III directors for the ensuing three years:
Peter F. Bordui FOR [ ] WITHHOLD [ ] David Simpson FOR [ ] WITHHOLD [ ]
2. To approve an amendment to the Company’s 2004 Stock Incentive Plan increasing the number of shares of common stock issuable under such Plan from 9,000,000 to 19,000,000, all of which may be granted as incentive stock options, and increasing the maximum number of shares of common stock with respect to which awards other than options and stock appreciation rights may be granted under such Plan from 7,000,000 to 17,000,000:
FOR [ ] AGAINST [ ] ABSTAIN [ ]
3. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.
FOR [ ] AGAINST [ ] ABSTAIN [ ]
MARK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE SIDE [ ]
Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.
Please be sure to sign and date this proxy below.
Signature:___Date:___
Signature:___Date:___

B-2